UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of	06-1672840
incorporation)	(IRS Employer Identification No.)

3295 College Street
Beaumont, Texas	77701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (409) 832-1696

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Subscription Rights to Purchase Common Stock	NASDAQ Global Select Market
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-157390
     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the transferable subscription rights to purchase our common stock to be registered hereunder is set forth under the heading “The Rights Offering” in the form of final prospectus filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, on November 8, 2010, relating to the Registration Statement on Form S-3 (File No. 333-157390), as amended, filed with the Securities and Exchange Commission, and is incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this Form 8-A because the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Date: November 8, 2010	By:	/s/ Michael J. Poppe
		Name:	Michael J. Poppe
		Title:	Executive Vice President and Chief Financial Officer